UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	36-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)
(313) 758-2000

Registrant’s telephone number, including area code
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))
☐   Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-10.1
EX-99.1
EX-99.2

SECTION 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Notes Offering
     On December 18, 2009, American Axle & Manufacturing, Inc. (“AAM”), a Delaware corporation and wholly owned subsidiary of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Company”), completed the closing of the sale of $425 million aggregate principal amount of 9.25% senior secured notes due 2017 (the “Notes”). The Notes are guaranteed on a senior secured basis by the Company and certain of its wholly owned subsidiaries (such subsidiary guarantors, together with the Company, the “Guarantors”).
     The Notes were issued by AAM pursuant to an Indenture, dated as of December 18, 2009 (the “Indenture”), by and among AAM, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), which governs the terms of the Notes. A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Financing Transactions
     On December 18, 2009, AAM amended and restated the Credit Agreement dated as of January 9, 2004 (as amended and restated, the “Amended and Restated Revolving Credit Agreement” and the facility thereunder, the “Amended Revolving Credit Facility”), among the Company, as guarantor, AAM, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers, upon the satisfaction of the conditions precedent set forth in that certain Revolving Credit Amendment and Restatement Agreement dated as of December 3, 2009 (the “Revolving Credit Restatement Agreement”), among AAM, the Company, the lenders party thereto and the Administrative Agent. The Amended and Restated Revolving Credit Agreement extended the maturity date of $243.2 million of the aggregate commitments and revolving loans held by the lenders that on December 3, 2009 agreed to extend their respective commitments under the Revolving Credit Restatement Agreement to June 30, 2013.
     Under the Amended Revolving Credit Facility, in the event that the Company achieves and maintains a corporate family credit rating of at least B1 (with a stable outlook) or better from Moody’s and B+ (with a stable outlook) or better from S&P (the “minimum ratings requirement”), the covenant restricting the Company’s and AAM’s ability to declare or pay dividends will permit the use of a general basket by the Company to make such payments in an amount not to exceed $10.0 million in any fiscal year ending after December 31, 2009 plus an amount based on the consolidated net income of the Company. After December 31, 2011, if the minimum ratings requirement is satisfied, the size of the basket for investments, loans and advances by loan parties under the Amended Revolving Credit Facility in or to other subsidiaries of the Company will be increased by $75.0 million and the size of the general investment basket will be increased by $30.0 million.
     Borrowings under the Amended Revolving Credit Facility bear interest at rates based on adjusted LIBOR or an alternate base rate, plus an applicable margin. The applicable margin for LIBOR based loans for lenders with commitments under the class A loan facility, which matures on December 31, 2011, will be 6.00%, and the applicable margin for lenders under the class C loan facility, which matures on June 30, 2013, will be between 4.75% and 6.75%, depending upon the corporate rating of the Company. Outstanding loans under the class B loan facility were repaid in full and commitments under the class B loan facility were terminated. A copy of the Amended and Restated Revolving Credit Agreement is attached as Exhibit 10.1, and is incorporated herein by reference.
     The Company and its domestic subsidiaries (other than AAM) will continue to guarantee the obligations of AAM under the Amended Revolving Credit Facility. The Amended Revolving Credit Facility is secured on a first priority basis by all or substantially all of the assets of the Company, AAM and each guarantor, including a pledge of all capital stock of the U.S. subsidiaries of the Company and each guarantor and a portion of the capital stock of the Company and each guarantor’s first-tier foreign subsidiaries under the Collateral Agreement dated as of November 7, 2008 as amended and restated as of December 18, 2009 (the “Collateral Agreement”) among AAM, the Company and its domestic subsidiaries (other than AAM) and JPMorgan Chase Bank, N.A., as collateral agent for the lenders under the Amended and Restated Revolving Credit Agreement and the noteholders under the

Indenture. The collateral package equally and ratably secures the Amended Revolving Credit Facility and the Indenture. The lenders’ rights and the noteholders’ rights to such collateral are subject to (a) the Intercreditor Agreement dated as of December 18, 2009 (the “First Lien Intercreditor Agreement”) among the Company, AAM, certain domestic subsidiaries of the Company, JPMorgan Chase Bank, N.A., U.S. Bank National Association and any additional authorized representative from time to time party hereto, and (b) the Intercreditor Agreement dated as of September 16, 2009 (the “Second Lien Intercreditor Agreement”) among General Motors Company, JPMorgan Chase Bank, N.A., as collateral agent for the first priority secured parties under the Amended Revolving Credit Agreement and the noteholders under the Indenture. A copy of the First Lien Intercreditor Agreement and the Collateral Agreement are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
     Enforcement of rights in respect of the collateral package is subject to the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement. Further, the collateral package is subject to the limitations set forth in the Indenture, dated as of February 11, 2004, among AAM, Inc. as issuer, AAM Holdings, as guarantor, and BNY Midwest Trust Company, as trustee, and the Indenture, dated as of February 27, 2007, between AAM, Inc. as issuer, AAM Holdings, as guarantor, and Bank of New York Trust Company, N.A., as trustee (the “Existing Indentures”). Notes issued pursuant to the Existing Indentures will not share in the collateral package.
     Contemporaneously with the effectiveness of the Amended and Restated Revolving Credit Agreement, AAM used net proceeds from the Notes offering to repay all outstanding loans under the class B facility and terminated the commitments under the class B facility in an aggregate amount equal to $107,500,000.
SECTION 8 — Other Events
Item 8.01. Other Events.
Equity Offering
     On December 16, 2009, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the joint bookrunning managers of the recent public offering by the Company of 14,000,000 shares of its common stock, exercised in full their over-allotment option to purchase an additional 2,100,000 shares of the Company’s common stock at a price to the public of $7.20 per share for total gross proceeds of approximately $15.12 million. The closing of the over-allotment option occurred on December 18, 2009.
Termination of Term Loan Agreement
     On December 18, 2009, the Company repaid all amounts outstanding under the Amended and Restated Credit Agreement dated as of June 14, 2007, as amended and restated as of September 16, 2009 (the “Term Loan Agreement”), among AAM, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SECTION 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 18, 2009, among American Axle & Manufacturing, Inc., the Guarantors and U.S. Bank National Association, as trustee (including the form of the 9.25% Senior Secured Note due 2017).

10.1	Amended and Restated Credit Agreement dated as of January 9, 2004, as amended and restated as of December 18, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders party thereto, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	First Lien Intercreditor Agreement dated as of December 18, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain domestic subsidiaries of the Company, JPMorgan Chase Bank, N.A., U.S. Bank National Association and any additional authorized representative from time to time party hereto.

99.2	Collateral Agreement dated as of November 7, 2008, as amended and restated as of December 18, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:	/s/ MICHAEL K. SIMONTE
	Name:	Michael K. Simonte
	Title:	Executive Vice President — Finance & Chief Financial Officer (also in capacity of Chief Accounting Officer)

Dated: December 21, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of December 18, 2009, among AAM, the Guarantors and U.S. Bank National Association, as trustee (including the form of the 9.25% Senior Secured Note due 2017).

10.1	Amended and Restated Credit Agreement dated as of January 9, 2004, as amended and restated as of December 18, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders party thereto, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	First Lien Intercreditor Agreement dated as of December 18, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain domestic subsidiaries of the Company, JPMorgan Chase Bank, N.A., U.S. Bank National Association and any additional authorized representative from time to time party hereto.

99.2	Collateral Agreement dated as of November 7, 2008, as amended and restated as of December 18, 2009, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.